Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements have been prepared to reflect:

•	the effect of the $350 million senior secured notes offering and related debt refinancing completed by PAETEC Holding Corp. (together, as applicable, with its subsidiaries, “PAETEC”) on June 29, 2009;

•	the effect of PAETEC’s $300 million senior secured notes offering and related debt refinancing completed on January 12, 2010;

•

the effect of PAETEC’s $450 million senior notes offering completed on December 2, 2010 and the application of the proceeds therefrom, together with the cash on hand of PAETEC and Cavalier Telephone Corporation (“Cavalier”), to pay the merger consideration and other costs and expenses related to PAETEC’s acquisition of Cavalier by merger on December 6, 2010, including repayment of substantially all outstanding Cavalier indebtedness; and

•	PAETEC’s acquisition of Cavalier by merger on December 6, 2010.

You should read these unaudited pro forma condensed combined financial statements in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•

separate audited historical consolidated financial statements of PAETEC as of and for the year ended December 31, 2009 and related notes as included in PAETEC’s Annual Report on Form 10-K for the year ended December 31, 2009;

•	separate audited consolidated financial statements of Cavalier as of and for the year ended December 31, 2009 and related notes, included elsewhere in this Current Report on Form 8-K/A;

•

separate unaudited historical consolidated financial statements of PAETEC as of and for the nine months ended September 30, 2010 and related notes as included in PAETEC’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010; and

•

separate unaudited historical consolidated condensed financial statements of Cavalier as of and for the nine months ended September 30, 2010 and related notes, included elsewhere in this Current Report on Form 8-K/A.

The historical financial information of PAETEC and Cavalier for the year ended December 31, 2009 presented in the unaudited pro forma condensed combined financial information is derived from the audited consolidated financial statements of PAETEC and Cavalier, respectively, but does not include all disclosures required by United States generally accepted accounting principles (“GAAP”).

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the events set forth above had been completed at the date indicated. In addition, the unaudited pro forma condensed combined statements of operations do not purport to project the future financial position or operating results of PAETEC.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and for the nine months ended September 30, 2010 combine the historical consolidated statements of operations for PAETEC and Cavalier to give effect to PAETEC’s acquisition of Cavalier, PAETEC’s $350 million senior secured notes offering completed on June 29, 2009, PAETEC’s $300 million senior secured notes offering completed on January 12, 2010, and PAETEC’s $450 million senior notes offering completed on December 2, 2010 and the application of the proceeds therefrom, together with PAETEC and Cavalier cash on hand, to pay the merger consideration and other costs and expenses related to PAETEC’s acquisition of Cavalier, including repayment of substantially all outstanding Cavalier indebtedness, as if they had occurred on January 1, 2009. The unaudited pro forma condensed balance sheet as of September 30, 2010 combines the historical consolidated balance sheets of PAETEC and Cavalier to give effect to PAETEC’s acquisition of Cavalier, PAETEC’s $450 million senior notes offering completed on December 2, 2010 and the application of the proceeds therefrom, together with PAETEC and Cavalier cash on hand, to pay the merger consideration and other costs and expenses related to PAETEC’s acquisition of Cavalier, including repayment of substantially all outstanding Cavalier indebtedness, as if it had been completed on September 30, 2010.

Issuance and Sale of 8 7/8% Senior Secured Notes. On June 29, 2009, PAETEC issued and sold $350 million in aggregate principal amount of its 8 7/8% Senior Secured Notes due 2017 (the “8 7/8% senior secured notes”). PAETEC sold the 8 7/8% senior secured notes at an offering price of 96.549% of their principal amount, and applied the proceeds of the offering, together with cash on hand, to repay approximately $330.5 million principal amount of outstanding term loans under its senior secured credit facilities and to pay related fees and expenses. The $350 million of the 8 7/8% senior secured notes accrue interest at a rate of 8 7/8% per year from June 29, 2009. Interest is payable semi-annually in cash in arrears on June 30 and December 31 of each year. The 8 7/8% senior secured notes will mature on June 30, 2017.

On January 12, 2010, PAETEC issued and sold $300 million in aggregate principal amount of additional 8 7/8% senior secured notes. PAETEC sold these senior secured notes at an offering price of 100.528% of their principal amount, plus accrued interest from December 31, 2009, and applied a portion of the proceeds of the offering to repay $240.2 million principal amount of term loans and $30.0 million principal amount of revolving loans outstanding under its senior secured credit facilities and to pay related fees and expenses. The terms of the 8 7/8% senior secured notes issued on January 12, 2010 are substantially identical to the terms of the 8 7/8% senior secured notes issued on June 29, 2009. Accordingly, immediately following the January 12, 2010 issuance and sale, PAETEC had outstanding $650.0 million in aggregate principal amount of its 8 7/8% senior secured notes.

Both the June 29, 2009 and the January 12, 2010 offerings of PAETEC’s 8 7/8% senior secured notes and the use of the proceeds of such offerings were accounted for under the guidance in Accounting Standards Codification (“ASC”) Topic 470, Debt, as an extinguishment. The historical condensed consolidated statement of operations for the year ended December 31, 2009 reflects $10.3 million of debt extinguishment and related costs recognized by PAETEC in connection with the June 29, 2009 issuance and sale of the $350 million of 8 7/8% senior secured notes and related repayment of loans outstanding under its senior secured credit facilities. The historical condensed consolidated statement of operations for the year ended December 31, 2009 reflects an additional $7.5 million of debt extinguishment and related costs recognized by PAETEC in connection with the January 12, 2010 issuance and sale of the $300 million of 8 7/8% senior secured notes and related repayment of loans outstanding under its senior secured credit facilities. Management determined that as of December 31, 2009 it was no longer appropriate to designate its existing interest rate swap agreement as a hedge instrument, which resulted in a reclassification of $7.5 million from accumulated other comprehensive loss to debt extinguishment and related costs for the period.

The historical condensed consolidated statement of operations for the nine months ended September 30, 2010 reflects $4.4 million of debt extinguishment and related costs recognized by PAETEC in connection with the January 12, 2010 issuance and sale of the $300 million of 8 7/8% senior secured notes and related repayment of loans outstanding under its senior secured credit facilities.

The historical consolidated balance sheet of PAETEC as of September 30, 2010 reflects the impact of both the June 29, 2009 and the January 12, 2010 offerings of PAETEC’s 8 7/8% senior secured notes and the use of the proceeds of such offerings. As a result, no pro forma adjustments to the historical consolidated balance sheet as of September 30, 2010 are necessary. However, the unaudited pro forma condensed combined statements of operations have been adjusted for the increase in interest expense associated with these debt issuances for the year ended December 31, 2009 and for the nine months ended September 30, 2010.

Issuance and Sale of 9 7/8% Senior Notes and Acquisition of Cavalier. On December 2, 2010, as reported in PAETEC’s Current Report on Form 8-K filed on December 2, 2010, PAETEC Escrow Corporation (“PAETEC Escrow”), a wholly-owned subsidiary of PAETEC Holding Corp., issued and sold $450 million in aggregate principal amount of 9 7/8% Senior Notes due 2018 (the “Notes”) pursuant to an Indenture, dated as of December 2, 2010 (the “Indenture”), among PAETEC Escrow and The Bank of New York Mellon Trust Company, N.A., as trustee. On December 2, 2010, the gross proceeds of approximately $435 million received from the Notes offering were deposited into a segregated escrow account.

On December 6, 2010, PAETEC Holding completed its previously announced acquisition of Cavalier pursuant to the terms of the Agreement and Plan of Merger, dated as of September 12, 2010, by and among PAETEC Holding, Cairo Acquisition Corp., an indirect, wholly-owned subsidiary of PAETEC Holding (“Merger Sub”), Cavalier and M/C Venture Partners V, L.P., as representative of Cavalier’s stockholders (the “Merger Agreement”). The acquisition was completed through the merger of Merger Sub with and into Cavalier (the “merger”), with Cavalier surviving the merger as an indirect, wholly-owned subsidiary of PAETEC Holding. Upon the effectiveness of the merger and the satisfaction of other conditions, (1) PAETEC Holding assumed PAETEC Escrow’s obligations and agreements in respect of the Notes and under the Indenture and (2) the escrow arrangements were terminated and the Notes offering proceeds were disbursed from the escrow account and used, together with cash on hand of PAETEC Holding and Cavalier, to pay the consideration and other costs and expenses related to the merger, as reported in PAETEC’s Current Report on Form 8-K filed on December 6, 2010.

The unaudited pro forma condensed combined financial information was prepared to reflect PAETEC’s acquisition of Cavalier by merger using the acquisition method in accordance with ASC Topic 805, Business Combinations, with PAETEC treated as the acquirer. Accordingly, the historical consolidated financial information of both PAETEC and Cavalier have been adjusted to give effect to the impact of the consideration issued in connection with the merger. PAETEC’s unaudited pro forma condensed combined balance sheet as of September 30, 2010 reflects PAETEC’s cost to acquire Cavalier, which has been allocated to the assets acquired and liabilities assumed based upon PAETEC’s preliminary estimate of their respective fair values. Any differences between the fair value of the consideration issued and the preliminary estimates of the fair value of the assets and liabilities acquired in the merger have been recorded as goodwill. The amounts allocated to the assets acquired and liabilities assumed are based on management’s initial internal valuation estimates.

This unaudited pro forma financial information is based on PAETEC management’s estimates of fair values of acquired property and equipment and intangible assets. Definitive allocations will be performed and finalized based upon valuations and other studies that will be performed following the closing date of the merger. Accordingly, the pro forma purchase allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value following the closing of the merger. Final determinations of fair value may differ materially from those presented. The unaudited pro forma condensed combined statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as interest expense on PAETEC’s $450 million senior notes offering completed on December 2, 2010 and increased depreciation and amortization expense on acquired assets.

The unaudited pro forma condensed combined statements of operations do not include the effects of any revenue, cost or other operating efficiencies that may result from the Cavalier merger, nor do they reflect any other changes that might occur regarding the PAETEC and Cavalier combined portfolios of businesses.

The unaudited pro forma condensed consolidated statements of operations do not reflect any nonrecurring charges expected to result from the Cavalier merger. The majority of nonrecurring charges resulting from the merger are anticipated to include employee termination, exit costs and other integration-related costs as well as transaction costs such as investment banker, advisory, legal, and other professional fees of both companies. The amount of transaction costs expected to be incurred by PAETEC and Cavalier are estimates and are subject to change.

Based on PAETEC’s review of Cavalier’s summary of significant accounting policies disclosed in Cavalier’s financial statements, the nature and amount of any adjustments to the historical financial statements of Cavalier to conform its accounting policies to those of PAETEC are not expected to be significant. Upon completion of the merger, further review of Cavalier’s accounting policies and financial statements may result in required revisions to Cavalier’s policies and classifications to conform to those of PAETEC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2010

(in thousands)

	PAETEC Holding Historical	Cavalier Historical	Cavalier Merger Pro Forma Adjustments and Pro Forma Adjustments for 9 7/8% Senior Notes due 2018		Pro Forma As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$124,582	$28,873	$(48,342	)(a)	$105,113
Short term investments	698	—	—		698
Accounts receivable, net of allowance for doubtful accounts	221,643	31,719	—		253,362
Deferred income taxes	8,365	—	—		8,365
Prepaid expenses and other current assets	31,974	6,414	—		38,388

Total current assets	387,262	67,006	(48,342)		405,926
Property and equipment, net	627,952	102,491	141,703	(b)	872,146
Goodwill	323,181	83,767	(30,566	)(b)	376,382
Intangible assets, net of accumulated amortization	120,499	10,172	169,828	(b)	300,499
Other assets, net	29,612	17,048	327	(c)	46,987

Total assets	$1,488,506	$280,484	$232,950		$2,001,940

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$68,558	$27,223	$—		$95,781
Accrued expenses	41,451	23,320	(7,650	)(d)	57,121
Accrued payroll and related liabilities	14,981	—	—		14,981
Accrued taxes	32,901	8,993	—		41,894
Accrued commissions	20,033	—	—		20,033
Accrued capital expenditures	8,513	—	—		8,513
Accrued interest	20,463	162	(162	)(e)	20,463
Deferred revenue	69,493	15,358	(2,084	)(f)	82,767
Current portion of long-term debt and capital lease obligations	16,986	4,059	(3,963	)(g)	17,082

Total current liabilities	293,379	79,115	(13,859)		358,635
Long-term debt	967,878	366,999	70,848	(h)	1,405,725
Other long-term liabilities	61,418	20,681	(1,000	)(i)	81,099

Total liabilities	1,322,675	466,795	55,989		1,845,459

Stockholders’ equity:
Preferred stock	—	117,043	(117,043	)(j)	—
Common stock	1,449	2	(2	)(j)	1,449
Additional paid-in capital	769,965	—	—		769,965
Accumulated deficit	(605,583)	(303,356)	294,006	(k)	(614,933)

Total stockholders’ equity	165,831	(186,311)	176,961		156,481

Total liabilities and stockholders’ equity	$1,488,506	$280,484	$232,950		$2,001,940

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2010

(a) The net decrease in cash and cash equivalents of $48.3 million includes the effect of the following:

•	Cavalier merger consideration of $460.0 million;

•	proceeds of $435.0 million from the issuance and sale of $450 million in aggregate principal amount of 9 7/8% senior notes due 2018;

•	estimated debt issuance costs of $11.6 million related to the issuance and sale of $450 million in aggregate principal amount of 9 7/8% senior notes due 2018; and

•	estimated transaction costs related to the merger of approximately $11.7 million.

Adjustments to cash do not include approximately $5.0 million of transaction fees to be incurred by Cavalier in connection with the merger.

(b) Under the acquisition method of accounting, the total consideration issued in connection with the merger is allocated to the Cavalier tangible and intangible assets and liabilities based on PAETEC’s preliminary estimate of their respective fair values. This unaudited pro forma financial information is based on PAETEC management’s estimates of fair values. Definitive allocations will be performed and finalized based upon valuations and other studies that will be performed following the closing date of the merger. Such final determination of the purchase price allocation may be significantly different from the preliminary estimates used in these pro forma financial statements.

The preliminary estimated consideration, and the allocation to the Cavalier assets to be acquired and liabilities to be assumed, are as set forth in the following table:

(in thousands)
Total consideration	$460,000
Less: Cash acquired	(28,873)

Net estimated consideration	$431,127

Current assets, less cash acquired	$38,133
Property and equipment	244,194
Goodwill	53,201
Other intangible assets	180,000
Other assets	11,000
Current liabilities	(72,906)
Long-term liabilities	(22,495)

$431,127

(c) The increase in other assets of $0.3 million represents the following:

•	estimated debt issuance costs of $11.6 million related to the issuance and sale of $450 million in aggregate principal amount of 9 7/8% senior notes due 2018;

•	a decrease of $6.0 million for the elimination of Cavalier’s historical debt issuance costs; and

•

a decrease of $5.3 million related to the elimination of PAETEC historical debt issuance costs associated with a financing commitment for senior secured bridge loans that, upon completion of the issuance and sale of $450 million in aggregate principal amount of 9 7/8% senior notes due 2018, was not obtained.

(d) The decrease in accrued expenses of $7.7 million represents the following:

•

a decrease of $5.3 million related to the elimination of PAETEC historical accrued debt issuance costs associated with a financing commitment for senior secured bridge loans that, upon completion of the issuance and sale of $450 million in aggregate principal amount of 9 7/8% senior notes due 2018, was not obtained; and

•

a decrease of $2.3 million related to the elimination of PAETEC historical accrued transaction costs related to the Cavalier merger, which costs, for purposes of this pro forma condensed combined balance sheet, are included in the total estimated transaction costs of $11.7 million described in note (a) above.

(e) The decrease in accrued interest of $0.2 million represents the elimination of historical Cavalier accrued interest in connection with the repayment of substantially all of Cavalier’s indebtedness.

(f) Deferred revenues decreased by $2.1 million to reflect the fair value of PAETEC’s required performance obligation relating to Cavalier’s current deferred revenues.

(g) The $4.0 million decrease in current portion of long-term debt and capital lease obligations reflects the repayment of substantially all outstanding Cavalier indebtedness.

(h) The $70.8 million increase in long-term debt represents a $435.0 million increase attributable to PAETEC’s issuance and sale of $450 million in aggregate principal amount of 9 7/8% senior notes due 2018 completed on December 2, 2010, offset in part by a decrease of $364.2 million related to the repayment of substantially all of Cavalier’s indebtedness.

(i) Deferred revenues decreased by $1.0 million to reflect the fair value of PAETEC’s required performance obligation relating to Cavalier’s long-term deferred revenues.

(j) The decreases in preferred and common stock represent the elimination of Cavalier’s historical preferred and common stock balances.

(k) The decrease of $294.0 million in accumulated deficit represents the following:

•	a decrease of $303.4 million for the elimination of Cavalier’s historical accumulated deficit; and

•	an increase of $9.4 million to reflect PAETEC’s remaining estimated transaction costs related to the merger.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2009

(in thousands, except share and per share data)

	PAETEC Holding Historical	8 7/8% Senior Secured Notes Pro Forma Adjustments		Subtotal	Cavalier Historical	Cavalier Merger Pro Forma Adjustments and Pro Forma Adjustments for 9 7/8% Senior Notes due 2018		Pro Forma as Adjusted
Revenue	$1,580,187	$—		$1,580,187	$421,118	$(13,104	)(d)	$1,988,201
Cost of sales (exclusive of operating items shown separately below)	782,389	—		782,389	188,916	(13,104	)(d)	958,201
Selling, general and administrative expenses (exclusive of operating items shown separately below and inclusive of stock-based compensation)	559,541	—		559,541	142,173	—		701,714
Sales and use tax settlement	(7,221)	—		(7,221)	—	—		(7,221)
Depreciation and amortization	184,588	—		184,588	57,665	25,790	(e)	268,043

Income (loss) from operations	60,890	—		60,890	32,364	(25,790)		67,464
Debt extinguishment and related costs	17,891	(17,891	)(a)	—	—	—		—
Other (income) expense, net	(1,107)	—		(1,107)	53	—		(1,054)
Interest expense	74,149	17,417	(b)	91,566	44,023	4,033	(f)	139,622

(Loss) income before income taxes	(30,043)	474		(29,569)	(11,712)	(29,823)		(71,104)
(Benefit from) provision for income taxes	(1,354)	—	(c)	(1,354)	(463)	463	(g)	(1,354)

Net loss	$(28,689)	$474		$(28,215)	$(11,249)	$(30,286)		(69,750)

Loss per common share—basic and diluted	$(0.20)			$(0.20)				$(0.49)

Basic and diluted weighted average common shares outstanding	143,371,462			143,371,462				143,371,462

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2009

(a) The decrease in debt extinguishment and related costs of $17.9 million represents the following:

•

the elimination of $10.3 million of historical PAETEC costs recognized in connection with the June 29, 2009 issuance and sale of $350 million in aggregate principal amount of 8 7/8% senior secured notes and related repayment of loans outstanding under PAETEC’s senior secured credit facilities; and

•

the elimination of $7.5 million of historical PAETEC costs recognized in connection with the January 12, 2010 issuance and sale of $300 million in aggregate principal amount of 8 7/8% senior secured notes and related repayment of loans outstanding under PAETEC’s senior secured credit facilities.

These historical costs are directly attributable to the issuance and sale of the 8 7/8% senior secured notes, and are not expected to have a continuing impact.

(b) The increase in interest expense of $17.4 million represents the following:

•

an increase of $44.1 million (of which $0.5 million represents amortization of debt discount, net, and $1.6 million represents amortization of debt acquisition costs) related to the interest expense on the 8 7/8% senior secured notes; and

•

a decrease of $26.7 million related to the elimination of historical PAETEC interest expense on PAETEC’s indebtedness repaid with the proceeds of the offerings of the 8 7/8% senior secured notes in June 2009 and January 2010.

(c) During the twelve months ended December 31, 2009, PAETEC maintained a full valuation allowance for deferred tax assets. Accordingly, no pro forma adjustments to the provision for income taxes were recorded related to the adjustments in expenses described in notes (a) and (b) above.

(d) The decreases in both revenue and in cost of sales of $13.1 million represent the following:

•	a decrease of approximately $5.5 million in both revenue and in cost of sales to eliminate the impact of intercompany transactions between PAETEC and Cavalier for the period; and

•

a decrease of approximately $7.6 million in both revenue and in cost of sales to conform the historical results of Cavalier to the historical results of PAETEC with respect to the presentation of Universal Service Fund (“USF”) taxes. Cavalier currently reports taxes collected from customers for the USF on a gross basis as revenue, and includes the amounts remitted to the tax authorities for the USF in cost of sales. PAETEC presents USF taxes on a net basis.

(e) The increase in depreciation and amortization expense of $25.8 million represents the following:

•

an increase in amortization expense of $29.0 million for the twelve months ended December 31, 2009 based on an acquired fair value of Cavalier’s intangible assets of $180.0 million with estimated useful lives of 6-15 years, and utilizing an accelerated amortization method; and

•

a decrease in depreciation expense of $3.2 million for the twelve months ended December 31, 2009 based on an acquired fair value of Cavalier’s property and equipment of $244.2 million with a weighted average expected useful life of approximately 5.8 years.

As the fair values assigned to the property and equipment and intangible assets acquired from Cavalier are preliminary in nature, actual depreciation and amortization expense in future periods may differ materially from the depreciation and amortization expense presented.

A change of $10.0 million in the fair value of the intangible assets acquired from Cavalier presented would result in a fluctuation of approximately $1.9 million in amortization expense during the twelve months ended December 31, 2009.

A change of $10.0 million in the fair value of the property and equipment acquired from Cavalier presented would result in a fluctuation of approximately $1.7 million in depreciation expense during the twelve months ended December 31, 2009.

(f) The increase in interest expense of $4.0 million represents the following:

•

an increase of $47.7 million (of which $1.9 million represents amortization of debt discount and $1.5 million represents amortization of debt issue costs) related to the interest expense on the issuance and sale of $450 million in aggregate principal amount of 9 7/8% senior notes due 2018 completed on December 2, 2010; and

•

a decrease of $43.7 million (of which $2.3 million represents amortization of debt issue costs) related to the elimination of substantially all of Cavalier’s historical interest expense on Cavalier’s pre-merger indebtedness.

Pro forma interest expense was calculated based on the stated interest rate of 9 7/8% on the senior notes due 2018.

(g) During the year ended December 31, 2009, PAETEC maintained a full valuation allowance for deferred tax assets. Accordingly, Cavalier’s historical benefit from income taxes was eliminated on a pro forma basis. In addition, no pro forma adjustments to the provision of income taxes were recorded related to Cavalier’s historical net loss or the adjustments in expenses described in notes (d), (e) and (f) above.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2010

(in thousands, except share and per share data)

	PAETEC Holding Historical	8 7/8% Notes Pro Forma Adjustments		Subtotal	Cavalier Historical	Cavalier Merger Pro Forma Adjustments and Pro Forma Adjustments for 9 7/8% Senior Notes due 2018		Pro Forma as Adjusted
Revenue	$1,194,585	$—		$1,194,585	$288,685	$(10,745	)(d)	$1,472,525
Cost of sales (exclusive of operating items shown separately below)	595,872	—		595,872	130,121	(10,745	)(d)	715,248
Selling, general and administrative expenses (exclusive of operating items shown separately below and inclusive of stock-based compensation)	413,605	—		413,605	91,635	—		505,240
Acquisition, integration and separation costs	3,724	—		3,724	1,017	(2,879	)(e)	1,862
Depreciation and amortization	141,873	—		141,873	37,794	21,501	(f)	201,168

Income (loss) from operations	39,511	—		39,511	28,118	(18,622)		49,007
Debt extinguishment and related costs	4,423	(4,423	)(a)	—	—	—		—
Other income, net	(360)	—		(360)	(69)	—		(429)
Interest expense	67,658	635	(b)	68,293	31,487	4,548	(g)	104,328

(Loss) income from continuing operations before income taxes	(32,210)	3,788		(28,422)	(3,300)	(23,170)		(54,892)
Provision for (benefit from) income taxes	(389)	—	(c)	(389)	319	(319	)(h)	(389)

(Loss) income from continuing operations	$(31,821)	$3,788		$(28,033)	$(3,619)	$(22,851)		$(54,503)

Loss per common share from continuing operations—basic and diluted	$(0.22)			$(0.19)				$(0.37)

Basic and diluted weighted average common shares outstanding	145,572,170			145,572,170				145,572,170

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2010

(a) The decrease in debt extinguishment and related costs of $4.4 million represents the elimination of historical PAETEC costs recognized in connection with the January 12, 2010 issuance and sale of $300 million in aggregate principal amount of 8 7/8% senior secured notes and related repayment of loans outstanding under PAETEC’s senior secured credit facilities. These historical costs are directly attributable to the issuance and sale of the 8 7/8% senior secured notes, and are not expected to have a continuing impact.

(b) The increase in interest expense of $0.6 million represents the following:

•	an increase of $0.9 million related to the interest expense on the 8 7/8% senior secured notes; and

•

a decrease of $0.3 million related to the elimination of historical PAETEC interest expense on PAETEC’s indebtedness repaid with the proceeds of the offering of the 8 7/8% senior secured notes in January 2010.

(c) During the nine months ended September 30, 2009, PAETEC maintained a full valuation allowance for deferred tax assets. Accordingly, no pro forma adjustments to the provision for income taxes were recorded related to the adjustments in expenses described in notes (a) and (b) above.

(d) The decreases in both revenue and in cost of sales of $10.7 million represent the following:

•	a decrease of approximately $4.1 million in both revenue and in cost of sales to eliminate the impact of intercompany transactions between PAETEC and Cavalier for the period; and

•

a decrease of approximately $6.6 million in both revenue and in cost of sales to conform the historical results of Cavalier to the historical results of PAETEC with respect to the presentation of USF taxes. Cavalier currently reports taxes collected from customers for the USF on a gross basis as revenue, and includes the amounts remitted to the tax authorities for the USF in cost of sales. PAETEC presents USF taxes on a net basis.

(e) The decrease in acquisition, integration and separation costs of $2.9 million represents the following:

•	a decrease of approximately $2.4 million due to the elimination of historical PAETEC transaction costs directly related to the acquisition of Cavalier by PAETEC; and

•	a decrease of approximately $0.5 million due to the elimination of historical Cavalier transaction costs directly related to the acquisition of Cavalier by PAETEC.

(f) The increase in depreciation and amortization expense of $21.5 million represents the following:

•

an increase in amortization expense of $20.0 million for the nine months ended September 30, 2010 based on an acquired fair value of Cavalier’s intangible assets of $180.0 million with estimated useful lives of 6-15 years, and utilizing an accelerated amortization method; and

•

an increase in depreciation expense of $1.5 million for the nine months ended September 30, 2010 based on an acquired fair value of Cavalier’s property and equipment of $244.2 million with a weighted average expected useful life of approximately 5.8 years.

As the fair values assigned to the property and equipment and intangible assets acquired from Cavalier are preliminary in nature, actual depreciation and amortization expense in future periods may differ materially from the depreciation and amortization expense presented.

A change of $10 million in the fair value of the intangible assets acquired from Cavalier presented would result in a fluctuation of approximately $1.3 million in amortization expense during the nine months ended September 30, 2010.

A change of $10 million in the fair value of the property and equipment acquired from Cavalier presented would result in a fluctuation of approximately $1.3 million in depreciation expense during the nine months ended September 30, 2010.

(g) The increase in interest expense of $4.5 million represents the following:

•

an increase of $35.8 million (of which $1.4 million represents amortization of debt discount and $1.1 million represents amortization of debt issue costs) related to the interest expense on the issuance and sale of $450 million in aggregate principal amount of 9 7/8% senior notes due 2018 completed on December 2, 2010; and

•

a decrease of $31.3 million (of which $1.7 million represents amortization of debt issue costs) related to the elimination of substantially all of Cavalier’s historical interest expense on Cavalier’s pre-merger indebtedness.

Pro forma interest expense was calculated based on the stated interest rate of 9 7/8% on the senior notes due 2018.

(h) During the nine months ended September 30, 2010, PAETEC maintained a full valuation allowance for deferred tax assets. Accordingly, Cavalier’s historical benefit from income taxes was eliminated on a pro forma basis. In addition, no pro forma adjustments to the provision of income taxes were recorded related to Cavalier’s historical net loss or the adjustments in expenses described in notes (d), (e), (f) and (g) above.